As filed with the Securities and Exchange Commission on June 16, 2023

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

B&G FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		13-3918742 (I.R.S. Employer Identification No.)

Four Gatehall Drive Parsippany, NJ 07054 (Address of principal executive offices)

B&G Foods, Inc. Omnibus Incentive Compensation Plan

(Full Title of the Plan)

Scott E. Lerner

Executive Vice President, General Counsel, Secretary and Chief Compliance Officer

Four Gatehall Drive

Parsippany, NJ 07054

(Name and address of agent for service)

973.401.6500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering an additional 5,000,000 shares of common stock, par value $0.01 per share of B&G Foods, Inc., a Delaware corporation to be issued pursuant to the B&G Foods, Inc. Omnibus Incentive Compensation Plan, as amended and restated (which we refer to as the Plan). Pursuant to General Instruction E of Form S-8, the contents of the following registration statements on Form S-8 relating to the Plan previously filed with the Securities and Exchange Commission (SEC) are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth in this registration statement: File No. 333-150903 filed by the Registrant on May 14, 2008 that registered 2,000,000 shares of common stock issuable under the Plan and File No. 333-168845 filed by the Registrant on August 13, 2010 that registered an additional 2,500,000 shares of common stock issuable under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, or the Securities Act, and the “Note” to Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 will be sent or given to the participants in the Plan covered by this registration statement, as specified by the SEC pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We incorporate by reference in this registration statement the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

(a)	our annual report on Form 10-K for the year ended December 31, 2022 filed on February 28, 2023;

(b)	our quarterly report on Form 10-Q for the quarter ended April 1, 2023 filed on May 4, 2023;

(c)	our current reports on Form 8-K filed on February 1, 2023, May 9, 2023, May 23, 2023 and June 6, 2023; and

(d)	the description of our common stock contained in Exhibit 4.1 to our annual report on Form 10-K for the fiscal year ended December 28, 2019 filed on February 26, 2020, and including any future amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed), until all the securities that may be offered under this prospectus supplement are sold. The information that we file with the SEC after the date of this prospectus supplement and prior to the completion of the offering of the securities under this registration statement will update and supersede the information contained in this registration statement and incorporated filings. You will be deemed to have notice of all information incorporated by reference in this registration statement as if that information was included in this registration statement.

Item 5. Interests of Named Experts and Counsel.

The legality of the securities described herein has been passed upon for the Registrant by Scott E. Lerner, Executive Vice President, General Counsel, Secretary and Chief Compliance Officer for the Registrant. As of June 16, 2023, Mr. Lerner beneficially owned 262,070 shares of common stock of B&G Foods, which includes 108,556 options to acquire common stock and 20,907 shares of restricted stock.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of B&G Foods, Inc. (Filed as Exhibit 3.1 to B&G Foods’ Current Report on Form 8-K filed on August 13, 2010, and incorporated by reference herein).

4.2	Bylaws of B&G Foods, Inc., as amended and restated through November 8, 2022 (Filed as Exhibit 3.2 to B&G Foods’ Current Report on Form 8-K filed on November 9, 2022, and incorporated by reference herein).

5.1	Opinion of Scott E. Lerner, General Counsel of B&G Foods, Inc., as to the legality of the securities being registered.

10.1	B&G Foods, Inc. Omnibus Incentive Compensation Plan (as amended and restated through May 17, 2023) (filed as Exhibit 10.1 to B&G Foods’ Current Report on Form 8-K filed on May 23, 2023 and incorporated by reference herein).

23.1	Consent of Scott E. Lerner, General Counsel of B&G Foods, Inc. (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey, on the 16th day of June, 2023.

B&G Foods, Inc.

By:	/s/ Kenneth C. Keller
Kenneth C. Keller
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth C. Keller, Bruce C. Wacha and Scott E. Lerner, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

B&G FOodS, Inc.

Signature	Title	Date

/s/ Kenneth C. Keller	President, Chief Executive Officer and Director	June 16, 2023
Kenneth C. Keller	(Principal Executive Officer)

/s/ Bruce C. Wacha	Executive Vice President of Finance and Chief Financial Officer	June 16, 2023
Bruce C. Wacha	(Principal Financial Officer)

/s/ Michael D. Adasczik	Vice President of Finance and Chief Accounting Officer	June 16, 2023
Michael D. Adasczik	(Principal Accounting Officer)

/s/ Stephen C. Sherrill	Chairman of the Board of Directors	June 16, 2023
Stephen C. Sherrill

/s/ DeAnn L. Brunts	Director	June 16, 2023
DeAnn L. Brunts

/s/ Debra Martin Chase	Director	June 16, 2023
Debra Martin Chase

/s/ Charles F. Marcy	Director	June 16, 2023
Charles F. Marcy

/s/ Robert D. Mills	Director	June 16, 2023
Robert D. Mills

/s/ Dennis M. Mullen	Director	June 16, 2023
Dennis M. Mullen

/s/ Cheryl M. Palmer	Director	June 16, 2023
Cheryl M. Palmer

/s/ Alfred Poe	Director	June 16, 2023
Alfred Poe

/s/ David L. Wenner	Director	June 16, 2023
David L. Wenner

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